SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2007

LANGUAGE ACCESS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Rich Street, Suite 150 Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 355-0902

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2008, Language Access Network, Inc., a Nevada corporation (the “Company”), executed an acquisition agreement (the “Acquisition Agreement”) by and among the Company, Interim Support, LLC, a Nevada limited liability company (“Interim”), iBeam Solutions, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“iBeam”) and certain individuals, who are former officers and directors of the Company. Pursuant to the Acquisition Agreement, the Company agreed to sell all interest in Language Access Network, LLC, an Ohio limited liability company and wholly-owned subsidiary of the Company (“T-LAN”) to Interim in exchange for the assumption of certain liabilities contained in the Acquisition Agreement and other terms as explained below (the “Sale”).

Interim is an entity formed on October 5, 2007 by the Company’s former officers and directors for the purposes of facilitating a loan transaction with the Company.

Pursuant to the terms and conditions of the Acquisition Agreement, as consideration for the Sale of T-LAN: (a) Interim would forgive all indebtedness of the Company as evidenced by that certain promissory note dated October 11, 2007 issued by the Company to Interim relative to the credit facility between Interim and National City Bank (approximately $1 million); and (b) Interim would assume the following liabilities of the Company (all such liabilities, the “Assumed Liabilities”):

i.
$95,000 payable to Michael Guirlinger pursuant to: (i) that certain Promissory Note issued by Parent dated May 24, 2007, in principal amount of $75,000; and (ii) that certain Promissory Note issued by Parent dated October 1, 2007, in principal amount of $20,000;

ii.	All accrued but unpaid payroll liabilities associated with T-LAN employees;
iii.	Continuing responsibilities for healthcare benefits for T-LAN employees;
iv.	All rent and parking obligations pursuant to that certain Lease Agreement for the T-LAN Premises dated April 25, 2007;
v.	All amounts payable to Shared Technologies for hardware provided by such company, in an amount believed to be approximately $27,000;
vi.	All amounts payable to InnovateIT for hardware provided by such company, in an amount believed to be approximately $35,000;
vii.	All amounts payable to AT&T for T-1 lines for December 2007, in an amounts believed to be $27,000, and for AT&T equipment in the amount roughly of $21,000;
viii.	All amounts payable to AT&T for normal phone and fax lines for the office, in amounts believed to be approximately $1,033.33;
ix.	All amounts payable to Jerry Tishkoff/Tishkoff Enterprises for commissions on account of T-LAN sales activities;
x.	All amounts payable to Clary Communications for MARTTI logo and trademark work, in an amount believed to be $10,000;
xi.	Ordinary course liabilities associated with copiers, hosting, UPS, utilities, at T-1 lines for T-LAN’s business;
xii.	All payment obligations to Focus Business Solutions, LLC solely for accounting and financial reporting services associated with T-LAN from and after Closing;

xiii.	Severance obligations to employees of T-LAN (and or employees of Parent on account of T-LAN service providers);
xiv.	Any and all agreements or contracts entered into with C2D, believed to be approximately $720.00;
xv.	Capital One believed to be approximately $7,300.22;
xvi.	Capitol Office Supply believed to be approximately $308.49;
xvii.	Global Solutions Installation believed to be approximately $400.00;
xviii.	Laurence E. Sturtz believed to be approximately $145.70 for travel expenses;
xix.	OneVision Solutions believed to be approximately $1,140.70;
xx.	Via Language believed to be approximately $4,600.00;
xxi.	VSGI believed to be approximately $20,482.97;
xxii.	Yankovich & Associates believed to be approximately $1,230.00;
xxiii.	Any and all agreements or contracts entered into with Radiant Technologies;
xxiv.	Any and all agreements or contracts entered into with SLA, believed to be approximately $4,500 per month;
xxv.	Any and all agreements or contracts entered into with any sub-contractors for interpretation services;
xxvi.	Any and all agreements or contracts entered into with any companies for 800 numbers;
xxvii.	Atlas Blueprint Supply believed to be approximately $54.00; and
xxviii.	All other T-LAN liabilities or obligations that relate to past support or ongoing support for the operations and/or equipment of T-LAN.

The Acquisition Agreement further provides that the liabilities of the Company and iBeam Solutions, LLC, including the following liabilities, would be retained or assumed by the Company (all such liabilities, the “Retained Liabilities”):

i.	All amounts payable to Parent, T-LAN or third parties by iBeam, in amounts believed to be approximately $9,000;
ii.	All liabilities associate with iBeam Solutions, LLC., believed to be approximately $800,000
iii.	All amounts payable on account of Convertible Debentures or other securities issued by Parent, in amounts believed to be approximately $1,800,000;
iv.
All amounts payable by the Company or its affiliates to the following third parties: (a) Legal fees and expenses payable to Squire Sanders & Dempsey, LLP, in an amount believed to be approximately $118,000; (b) J&J Consulting, in an amount believed to be approximately $6,000; (c) Moore & Associates, in an amount believed to be approximately $6,500; (d) Standard & Poor’s, in an amount believed to be approximately $3,500, together with ongoing Blue Sky fees to Standard & Poor’s in connection with Parent’s listing therewith; (e) Legal fees and expenses payable to Cane Clark law firm, in an amount believed to be $25,500 as of December 6, 2007; (f) Business Wire, in an amount believed to be approximately $445 as of December 12, 2007; (g) CEO Cast, with respect to an Agreement dated December, 2007, providing for payments in the amount of $5,000 per month; and (h) Focus Business Solutions for accounting and financial reporting work provided by it prior to Closing, in amounts believed to be $5,125.

The Acquisition Agreement further provides that Interim shall have the right, but not the obligation, to offer to hire any persons who are both employees of the Company or T-LAN (but not employees of iBeam) who are primarily assigned to T-LAN operations.

The Acquisition Agreement further provides that: (a) the Company agrees to indemnify Interim from and against any claims or expenses arising from or relating to any of the Retained Liabilities and to indemnify the resigning officers and directors of the Company, as discussed in Item 5.02 below in this Current Report, in connection with their involvement in the Sale, and (b) Interim agrees to indemnify the Company from any claims or expenses arising from or relating to the Assumed Liabilities.

The Acquisition Agreement further provides that in the event of subsequent sale of T-LAN by Interim: (a) the proceeds from such subsequent sale would be used to pay the Assumed Liabilities, together with reasonable Interim transaction expenses, closing expenses, reasonable deferred wages to officers and employees, accounting fees, amounts properly payable to iBeam for future invoices, Interim accounting fees and legal fees payable to Carlile Patchen & Murphy LLP; and (b) all proceeds from such subsequent sale in excess of such amounts would be paid to the Company to facilitate repayment by the Company of the Retained Liabilities.

The Acquisition Agreement further provides that the officers and directors who are resigning, as discussed in Item 5.02 of this Current Report below, along with employees of the Company or T-LAN assigned to T-LAN operations, agree to forfeit their options, warrants, or convertible features of any debt in the Company;

The Acquisition Agreement requires iBeam Solutions, LLC to render services to Interim on account of T-LAN’s business at such times as reasonably requested by Interim or T-LAN.

Each of the parties to the Acquisition Agreement provided customary representations and warranties and closing conditions. The Closing of the Sale is expected to occur 20 days from filing and mailing a Schedule 14C Information Statement with the Securities and Exchange Commission evidencing shareholder approval of the transaction.

A copy of the Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Acquisition Agreement is qualified in its entirety by reference to the full text of the Acquisition Agreement.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the forgiveness all indebtedness of the Company in connection with that certain promissory note dated October 11, 2007, issued by the Corporation to Interim is incorporated by reference into this Item 2.01.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the completion of disposition of assets is incorporated by reference into this Item 2.01.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 2.01.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

Effective January 16, 2008, Mr. Edward Panos elected to convert $50,000 and $30,000 of the principal amounts of his Convertible Promissory Notes dated June 24, 2005 and August 15, 2005, respectively (the “Notes”) along with all accrued interest into 11,024,960 shares of the Company's common stock in accordance with the terms of the Notes. The issuance of the shares of the Company's common stock to Mr. Panos is being made in reliance on the registration exemption provided by Section 4(2) of the Securities Exchange Act of 1933, as amended.

As a result of the conversion of the Notes described above, there has been a change in control of the Company. The 11,024,960 shares of the Company's common stock issued as a result of the conversion of the Notes constitutes approximately 34.3% of the 32,132,333 total outstanding shares of the of Company's common stock as of January 17, 2008. Mr. Panos, along with his company, Panos Industries, LLC, own a total of 11,065,075 shares of common stock for 34.4% of the total outstanding shares of the Company’s common stock as of January 17, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Sale, as described in Item 1.01 of this Current Report, on January 16, 2008, Laurence Sturtz, Andrew Panos, Dr. John Perez, Dr. Val Warhaft and Dr. James Ginter resigned as members of the board of directors of the Company, Laurence Sturtz resigned as chairman of the board of directors, Andrew Panos resigned as President of the Company, and Michael Guirlinger resigned as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company. There were no known disagreements with these officers and directors on any matter relating to the Company’s operations, policies or practices.

Laurence Sturtz, Andrew Panos, Dr. John Perez, Dr. Val Warhaft and Dr. James Ginter will continue to serve as members of the board of directors of the Company until the filing and mailing of a notice on Schedule 14f-1 Information Statement of the Company.

Effective January 16, 2008, Eric Schmidt was appointed as Chief Executive Officer, Chief Financial Officer, President and sole member of the board of directors of the Company.

Eric Schmidt. Eric V. Schmidt is currently the President of iBeam Solutions, a technology company headquartered in Canal Winchester, and is also Chief Information Officer for Language Access Network, Inc.

Mr. Schmidt has been in the computing and technology industry since 1982. Prior to co-founding iBeam Solutions, Eric was the Chief Information Officer for Bricker & Eckler LLP for over seven years. Over the years he served in the United States Marine Corps, two years in the healthcare industry and four years at The Ohio State University as a director of the largest College at The Ohio State University. Mr. Schmidt is originally from Lancaster, Ohio and is a graduate of Berne Union High School in Sugar Grove, Ohio. He attended college at Ohio University and Des Moines Area Community College in Des Moines, Iowa.

There are no family relationships between Mr. Schmidt and any of our members of the Board of Directors or executive officers.

Mr. Schmidt has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years, except as outlined below. At this time, we do not have any employment agreement with Mr. Schmidt. Mr. Schmidt does have an employment agreement with iBeam Solutions LLC to serve as their President for three years commencing August 1, 2007, the date iBeam Solutions was acquired by Language Access Network Inc.

1.
Mr. Schmidt is a one third owner of PEBCO Partners LLC that owns the real estate and building that iBeam Solutions LLC leases for its primary offices located at 10 South High Street, Canal Winchester, Ohio. This lease is in the amount of $4,660.00 per month which includes utilities, insurance and maintenance.

2.	iBeam Solutions LLC has a Promissory Note for a loan from PEBCO Partners in the amount of $20,000 that began April 30th 2007, repayable at the rate of $1,000 per month with 10% interest.
3.	Mr. Schmidt holds a Promissory Note from iBeam Solutions LLC dated August 17, 2006 in the amount of $43,000 repayable at a rate of $2,500 per month with 10% interest.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

A copy of the press release relating to the Sale and disposition of T-LAN is attached as Exhibit 99.1.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Acquisition Agreement, dated January 16, 2008
99.1	Press Release, dated January 17, 2008
99.2	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Language Access Network, Inc.

By:	/s/ Eric Schmidt
Eric Schmidt Chief Executive Officer
Date:	January 17, 2008